Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)
SIGNA SPORTS UNITED N.V.
(Exact Name of Registrant as Specified in its Charter)
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares	336,434,189(1)(2)	$ 2,928,676,436.96	Form F-1	333-261867	December 30, 2021
Other	Warrants	5,933,333 (3)(4)	—(13)	Form F-1	333-261867	December 30, 2021
Equity	Ordinary shares	2,492,833 (5)(6)	$19,668,452.37	Form F-1	333-263279	April 1, 2022
Other	Restricted Stock Units	950,000 (7)(8)	$7,495,500	Form F-1	333-263279	April 1, 2022
Equity	Ordinary shares issuable upon settlement of the RSUs	950,000(9)(10)	—(14)	Form F-1	333-263279	April 1, 2022
Equity	Ordinary shares	229,413(11)(12)	$1,326,007.14	Form F-1	333-264912	July 5, 2022
(1)             No registration fee is payable in connection with the 336,434,189 ordinary shares, previously registered on the Company’s registration statement on Form F-1 (File No. 333- 261861) first filed with the SEC on December 23, 2021 and declared effective by the SEC on December 30, 2021, subsequently amended by Post-effective Amendment No. 1 filed with the SEC on February 14, 2022 and further amended by Post-effective Amendment No. 2 filed with the SEC on June 24, 2022 (the “December 2021 Registration Statement”), because such ordinary shares are being transferred from the December 2021 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the December 2021 Registration Statement.
(2)             An aggregate of 336,434,189 ordinary shares that were previously registered under the December 2021 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the December 2021 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(3)             No registration fee is payable in connection with the 5,933,333 warrants, previously registered on the Company’s December 2021 Registration Statement, because such warrants are being transferred from the December 2021 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the December 2021 Registration Statement.
(4)            An aggregate of 4,000,000 warrants that were previously registered under the December 2021 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the December 2021 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(5)             No registration fee is payable in connection with the 2,492,833 ordinary shares, previously registered on the Company’s registration statement on Form F-1 (File No. 333- 263279) first filed with the SEC on March 4, 2022, amended on March 17, 2022 and March 31, 2022 and subsequently declared effective by the SEC on April 1, 2022 and further amended by Post-Effective Amendment No. 1 filed on June 24, 2022 (the “April 2022 Registration Statement”), because such ordinary shares are being transferred from the April 2022 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the April 2022 Registration Statement.
(6)             An aggregate of 2,492,833 ordinary shares that were previously registered under the April 2022 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the April 2022 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(7)             No registration fee is payable in connection with the 950,000 restricted stock units, previously registered on the April 2022 Registration Statement, because such ordinary shares are being transferred from the April 2022 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the April 2022 Registration Statement.
(8)             An aggregate of 950,000 restricted stock units that were previously registered under the April 2022 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the April 2022 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

(9)            No registration fee is payable in connection with the 950,000 ordinary shares issuable upon settlement of restricted stock units, previously registered on the Company’s April 2022 Registration Statement, because such ordinary shares are being transferred from the April 2022 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the April 2022 Registration Statement.
(10)            An aggregate of 950,000 ordinary shares issuable upon the settlement of restricted stock units that were previously registered under the April 2022 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the April 2022 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(11)            No registration fee is payable in connection with the 229,413 ordinary shares, previously registered on the Company’s registration statement on Form F-1 (File No. 333- 264912) first filed with the SEC on May 13, 2022, and amended June 24, 2022 and declared effective by the SEC on July 5, 2022 (the “July 2022 Registration Statement”), because such ordinary shares are being transferred from the July 2022 Registration Statement pursuant to Rule 429 under the Securities Act, pursuant to which this registration statement will act, upon effectiveness, as a post-effective amendment to the July 2022 Registration Statement.
(12)            An aggregate of 229,413 ordinary shares that were previously registered under the July 2022 Registration Statement and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the July 2022 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.
(13)            Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying ordinary shares that were registered on the December 2021 Registration Statement.
(14)            Pursuant to Rule 457(g) under the Securities Act, no separate registration fee was required to be paid in respect of the ordinary shares issuable upon the settle of restricted stock units that were registered under the April 2022 Registration Statement.